UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2008

ARBINET-THEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Shawn F. O’Donnell as Chief Executive Officer and President

On September 4, 2008, Arbinet-thexchange, Inc. (“Arbinet” or the “Company”) issued a press release announcing, among other matters, the appointment of Shawn F. O’Donnell, 43, as Chief Executive Officer and President, effective September 2, 2008.

Mr. O’Donnell has served as a director of Arbinet since July 2007. From April 2007 until September 2008, Mr. O’Donnell has served as a Senior Director at the consulting firm CXO, which specializes in management and operational consulting. From March 2003 through December 2006, Mr. O’Donnell was a member of Capital and Technology Advisors, a consulting firm specializing in the telecommunications and technology sectors, serving as Chief Operating Officer from July 2005 through December 2006. Previously, Mr. O’Donnell was Executive Vice President of Network Services and Systems at PathNet Telecommunications, Inc., from August 1999 to August 2001. Prior to that, Mr. O’Donnell held several positions at MCI Telecommunications Corporation, including Director of Transmission and Facility Standards and Engineering. Mr. O’Donnell served on the boards of directors of Terrestar Networks, Inc. and Mobile Satellite Ventures, LP from 2004 through 2006. He is currently a member of the board of directors of Shared Technologies Inc. He received a B.S. degree in Electrical Engineering from Pennsylvania State University and a Masters in Electrical Engineering from Virginia Polytechnic University.

In connection with Mr. O’Donnell’s appointment as Chief Executive Officer and President, Arbinet entered into an Employment Agreement with Mr. O’Donnell, dated September 2, 2008 (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. O’Donnell is entitled to receive an initial annual base salary of $340,000 and, for the fiscal year ending December 31, 2008, is eligible to receive a bonus of up to $113,000 based on the achievement of performance objectives as agreed upon by Arbinet and Mr. O’Donnell. For subsequent years, Mr. O’Donnell will be eligible to receive a bonus of up to 100% of his base salary based on the achievement of performance objectives as agreed upon by Arbinet and Mr. O’Donnell on an annual basis.

In addition, Mr. O’Donnell was granted an option under the Company’s 2004 Stock Incentive Plan, as amended (the “Plan”), to purchase 375,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”). Twenty-five percent of the shares subject to the option will vest on September 2, 2009 and the remaining shares will vest monthly, in equal installments, over the following three years. If Mr. O’Donnell is terminated by the Company without Cause, as defined in the Employment Agreement, before September 2, 2009, the option will vest as to that percentage of the original number of shares equal to the product of (i) 2.0833 and (ii) the number of full calendar months served by Mr. O’Donnell pursuant to the Employment Agreement.   Furthermore, any unvested shares will become fully vested upon a Change of Control of Arbinet, as defined in the non-qualified stock option agreement between the Company and Mr. O’Donnell, dated September 2, 2008 (the “Option Agreement”).

The above summary of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Option Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Under the Employment Agreement, the Company may terminate Mr. O’Donnell’s employment at any time, with or without Cause, as defined in the Employment Agreement. If the Company terminates Mr. O’Donnell’s employment without Cause before a Change of Control, as defined in the Employment Agreement, of the Company, Mr. O’Donnell will receive a lump sum payment equal to one times his annual base salary in effect at the time of the termination.

If, within 12 months following a Change of Control of the Company, (i) the Company terminates Mr. O’Donnell’s employment without Cause, or (ii) Mr. O’Donnell terminates his employment for Good Reason, as defined in the Employment Agreement, Mr. O’Donnell will receive a lump sum payment equal to one times his annual base salary plus an amount equal to the prior fiscal year’s bonus.

If Mr. O’Donnell’s employment is terminated without Cause before a Change of Control of Arbinet or if, within 12 months following a Change of Control of the Company, (i) the Company terminates Mr. O’Donnell’s employment without Cause, or (ii) Mr. O’Donnell terminates his employment for Good Reason, in addition to the severance payments described above, Mr. O’Donnell will be entitled to:

•	continuation of group health plan benefits to the extent authorized by COBRA for a period of 12 months following the date of termination, or until Mr. O’Donnell commences new employment, if earlier;
•	payments equal to potential employer contributions to Arbinet’s retirement plan for one year from the date of termination; and
•	payments equal to Mr. O’Donnell’s accrued and unpaid salary and vacation time as of the date of termination.

In addition, the Company will reimburse Mr. O’Donnell for commuting, relocation and travel expenses as follows:

•
from the date of the Employment Agreement and until September 30, 2008, Mr. O’Donnell is entitled to reimbursement by the Company for reasonable and documented out-of-pocket expenses incurred by him for living expenses in the New Jersey area and weekly travel to and from his residence in the Dallas, Texas area;

•
from October 1, 2008 and until the earlier of July 1, 2009 or Mr. O’Donnell’s relocation to the New Jersey area, Mr. O’Donnell is entitled to reimbursement by the Company for up to $12,000 per month of the Executive’s reasonable and documented out-of-pocket expenses incurred by him for living expenses in the New Jersey area and travel to and from his residence in the Dallas, Texas area; and

•	Mr. O’Donnell is entitled to reimbursement for up to $75,000 of his documented relocation and moving expenses related to his relocation to the New Jersey area.

The above summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Except for the Employment Agreement and Option Agreement described above, there are no related party transactions between Arbinet and Mr. O’Donnell reportable under Item 404(a) of Regulation S-K.

Departure of William M. Freeman as Chief Executive Officer and President

On September 4, 2008, Arbinet, issued a press release announcing, among other matters, the departure of William M. Freeman as Chief Executive Officer and President of Arbinet, effective September 2, 2008.

In connection with Mr. Freeman’s departure, on September 3, 2008, the Company entered into a Separation and Transition Services Agreement with Mr. Freeman (the “Separation Agreement”), which will become effective on September 10, 2008 unless revoked by Mr. Freeman pursuant to the terms of the Separation Agreement. Under the Separation Agreement, Mr. Freeman has agreed to provide, from September 3, 2008 until October 1, 2008 (the “Initial Transition Period”), full-time transition assistance including, but not limited to, working on various matters related to (a) evaluating potential merger, stock purchase, asset purchase, recapitalization, reorganization, consolidation, amalgamation or other transaction opportunities for the Company and (b) significant members of the Company’s exchange. From October 2, 2008 through the Company’s 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”), Mr. Freeman has agreed to provide such services as may be requested from time to time by the Company’s Chief Executive Officer. Pursuant to the Separation Agreement, Mr. Freeman has agreed to serve as Chairman to the Board of Directors until the 2009 Annual Meeting, at which point Mr. Freeman will resign as a member of the Board of Directors.

The Separation Agreement provides that Mr. Freeman shall receive Separation pay in the aggregate of $478,125, which is comprised of:

•
Aggregate payments of $31,250, which is equal to the salary which would otherwise be payable under the Employment Agreement made as of November 16, 2007, by and between the Company and Mr. Freeman (the “Freeman Employment Agreement”), during the Initial Transition Period, payable in periodic installments during the Initial Transition Period in accordance with the Company’s ordinary payroll periods;

•
One lump sum payment equal to the salary that would otherwise be payable under the Freeman Employment Agreement between October 2, 2008 and November 16, 2008, equal to $46,875, payable within ten days of September 3, 2008; and

•	One lump sum payment of $400,000 payable on the earlier of (a) six months and one day following October 1, 2008 and (b) Mr. Freeman’s death consisting of:

o	Twelve months’ base salary, equal $375,000; and
o
Reimbursement for payments under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a period of one year following the Effective Date (as defined in the Separation Agreement), plus an amount equal to potential employer contributions to Arbinet’s retirement plan for one year, which amount cannot exceed $25,000.

To facilitate performance of the transition assistance, the Company has agreed to reimburse Mr. Freeman for all reasonable expenses incurred by him in performing services through the 2009 Annual Meeting. In addition, the Company has agreed to reimburse Mr. Freeman for the cost of temporary housing in the New Jersey area, which amounts shall not exceed $1,500 per month.

The above summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

On September 4, 2008, the Company issued a press release regarding the matters described in this Item 5.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Non Qualified Stock Option Agreement by and between Shawn F. O’Donnell and Arbinet-thexchange, Inc., dated as of September 2, 2008*
10.2	Employment Agreement by and between Shawn F. O’Donnell and Arbinet-thexchange, Inc., dated as of September 2, 2008*
10.3	Separation and Transition Services Agreement by and between William M. Freeman and Arbinet-thexchange, Inc., entered into as of September 3, 2008*
99.1	Press Release of Arbinet-thexchange, Inc., dated September 4, 2008*
________________________
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

Date: September 4, 2008	By:	/s/ W. Terrell Wingfield, Jr.
Name: W. Terrell Wingfield, Jr.
Title: General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Non Qualified Stock Option Agreement by and between Shawn F. O’Donnell and Arbinet-thexchange, Inc., dated as of September 2, 2008*
10.2	Employment Agreement by and between Shawn F. O’Donnell and Arbinet-thexchange, Inc., dated as of September 2, 2008*
10.3	Separation and Transition Services Agreement by and between William M. Freeman and Arbinet-thexchange, Inc., entered into as of September 3, 2008*
99.1	Press Release of Arbinet-thexchange, Inc., dated September 4, 2008*

___________________
* Filed herewith.